Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

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D: +1 212 225 2704

abrenneman@cgsh.com

STEVEN M. LOEB
CRAIG B. BROD

NICOLAS GRABAR
DAVID E. BRODSKY
RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER
ANDRES DE LA CRUZ
DAVID C. LOPEZ
MICHAEL A. GERSTENZANG
LEV L. DASSIN

JORGE U. JUANTORENA
MICHAEL D. WEINBERGER
DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL
MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.
JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW
FRANCISCO L. CESTERO
FRANCESCA L. ODELL
WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

CHANTAL E. KORDULA

BENET J. O’REILLY
ADAM E. FLEISHER

SEAN A. O’NEAL
GLENN P. MCGRORY
MATTHEW P. SALERNO
MICHAEL J. ALBANO
VICTOR L. HOU

ROGER A. COOPER

LILLIAN TSU

AMY R. SHAPIRO

JENNIFER KENNEDY PARK
ELIZABETH LENAS

LUKE A. BAREFOOT
JONATHAN S. KOLODNER
DANIEL ILAN

MEYER H. FEDIDA
ADRIAN R. LEIPSIC
ELIZABETH VICENS
ADAM J. BRENNEMAN

ARI D. MACKINNON
JAMES E. LANGSTON
JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN
RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON
KIMBERLY R. SPOERRI
AARON J. MEYERS
DANIEL C. REYNOLDS
AUDRY X. CASUSOL
ABENA A. MAINOO

HUGH C. CONROY, JR.

JOSEPH LANZKRON

MAURICE R. GINDI
KATHERINE R. REAVES

RAHUL MUKHI

ELANA S. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINA BENSMAN

ARON M. ZUCKERMAN
KENNETH S. BLAZEJEWSKI
MARK E. MCDONALD

F. JAMAL FULTON

    RESIDENT PARTNERS

SANDRA M. ROCKS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU
BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ
ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

LAURA BAGARELLA

JONATHAN D.W. GIFFORD
SUSANNA E. PARKER

DAVID W.S. YUDIN

    RESIDENT COUNSEL

LOUISE M. PARENT

    OF COUNSEL

October 14, 2021

TLGY Acquisition Corporation

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Ladies and Gentlemen:

We have acted as special United States counsel to TLGY Acquisition Corporation, a Cayman Islands exempted company (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offering and sale by the Company of 20,125,000 units (the “Units”) (including up to 2,625,000 additional Units to be sold by the Company upon the exercise of the underwriters’ option to purchase additional Units). Each Unit has an offering price of $10.00 and is comprised of (a) one Class A ordinary share of the Company, par value $0.0001 per share (the “Shares”), (b) one-half of one redeemable warrant (a “Detachable Redeemable Warrant”) and (c) a contingent right to receive at least one-fourth of one redeemable warrant (a “Distributable Redeemable Warrant”, and together with the Detachable Redeemable Warrant, the “Warrant”) following the initial business combination redemption time (as defined in the registration statement) under certain circumstances, each whole Warrant entitling the holder to purchase one Ordinary Share, at a price of $11.50 per Share, to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the form of Unit certificate, included as Exhibit 4.1 to the Registration Statement;

(c)	the form of Warrant certificate, included as Exhibit 4.3 to the Registration Statement;

(d)	the form of Warrant Agreement, included as Exhibit 4.4 to the Registration Statement; and

(e)

the form of underwriting agreement between the Company and Mizuho Securities USA LLC, as the representative of the several underwriters named therein, to be included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

p. 2

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Units and the Warrants conform to the specimen thereof that we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.

When the Units have been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, the Units will be the valid, binding and enforceable obligations of the Company in accordance with their terms under the law of the State of New York.

2.

When the Units have been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, the Detachable Redeemable Warrants included in such Units will be the valid, binding and enforceable obligations of the Company in accordance with their terms under the law of the State of New York. When the Units have been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and when the Distributable Redeemable Warrants are distributed in accordance with the terms of the Warrant Agreement, the Distributable Redeemable Warrants will be the valid, binding and enforceable obligations of the Company in accordance with their terms under the law of the State of New York.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

The foregoing opinions are limited to the law of the State of New York.

We hereby consent to the use of our name in the Registration Statement under the heading “Legal Matters” in the Registration Statement as counsel for the Company and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 dated October 14, 2021. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Adam J. Brenneman
Adam J. Brenneman, a Partner